UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2016

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 3, 2016, Qualys, Inc. (“Qualys” or the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2016. In the press release, Qualys also announced that it would be holding a conference call on August 3, 2016 to discuss its financial results for the quarter ended June 30, 2016. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Corporate Bonus Plan Amendments

On July 28, 2016, the Compensation Committee of the Company’s Board of Directors approved certain changes to Qualys’ 2016 Corporate Bonus Plan (the “2016 Bonus Plan”). Each calendar quarter is a separate bonus period in the 2016 Bonus Plan. Accordingly, the amendments to the 2016 Bonus Plan apply prospectively to the Company’s third and fourth fiscal quarter of 2016. The 2016 Bonus Plan continues to use the following three metrics which are equally weighted: ASV growth from the same quarter in 2015, growth in revenue from the same quarter in 2015, and non-GAAP earnings per diluted share. The amendments to the 2016 Bonus Plan revise the achievement scale for the Company’s third and fourth fiscal quarter.

The 2016 Bonus Plan will be filed with the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2016.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Qualys, Inc. dated August 3, 2016 regarding the Company’s financial results for the quarter ended June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot
Chairman, President and Chief Executive Officer

Date: August 3, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Qualys, Inc. dated August 3, 2016 regarding the Company’s financial results for the quarter ended June 30, 2016.